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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of CAM Commerce Solutions, Inc. (formerly known as CAM Data Systems, Inc.)for the registration of 850,000 shares of its common stock and the incorporation by reference therein of our report dated November 5, 1999 with respect to the financial statements and schedule of the company included in its Annual Report (Form 10-K) for the year ended September 30, 1999 filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG LLP


Orange County, California
April 10, 2000